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                                                                    EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 2 to registration statement on Form S-4 of our report dated January 28, 1997, on our audits of the financial statements and financial statement schedule of AXENT Technologies, Inc., as of December 31, 1995 and 1996 and for each of the three years ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the registration statement.


                                                 Coopers & Lybrand L.L.P.


Washington, D.C.
March 6, 1997